                                                                    EXHIBIT 21.2

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
SUBSIDIARIES OF                                           JURISDICTION OF
C.P. CHEMICALS, INC.                                      ORGANIZATION
--------------------------------------------------------  --------------------------------------------------------
Phibro-Tech, Inc.                                         Delaware









